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                                                                     EXHIBIT 5.1


       [Letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]


                                                               September 1, 2005

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620

Ladies and Gentlemen:

         We have acted as counsel to King Pharmaceuticals, Inc., a Tennessee corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 30,000,000 shares (the "Shares") of its common stock, no par value per share (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

         To the extent that any opinion expressed herein covers a matter which would be governed by the laws of the State of Tennessee, we have assumed, with your permission and without independent investigation, that the laws of the State of Tennessee are the same as the laws of the State of Delaware with respect to such matter.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                             Very truly yours,


                                            /s/ Mintz, Levin, Cohn, Ferris,
                                               Glovsky and Popeo, P.C.